As filed with the Securities and Exchange Commission on April 17, 2003
                                                 Registration No. 333-_________
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                          SGL CARBON AKTIENGESELLSCHAFT
             (Exact name of Registrant as specified in its charter)

  FEDERAL REPUBLIC OF GERMANY                              NOT APPLICABLE
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               Rheingaustrasse 182
                                D-65203 Wiesbaden
                                     Germany
              (Address of Registrant's Principal Executive Offices)

                 SGL CARBON AKTIENGESELLSCHAFT STOCK OPTION PLAN
       SGL CARBON AKTIENGESELLSCHAFT SHARE PLAN REGARDING MATCHING SHARES
                            (Full title of the plans)
                            ________________________

                                Anna Blackwelder
                                 SGL Carbon LLC
                                 P.O. Box 563960
                      Charlotte, North Carolina 28256-3960
                              Tel.: (704) 593-5282

            (Name, address and telephone number of agent for service)

                                 With a copy to:

            Stephan Hutter, Esq.            Doreen E. Lilienfeld, Esq.
            Shearman & Sterling                Shearman & Sterling
            Gervinusstrasse 17                 599 Lexington Avenue
                  D-60322                    New York, New York  10022
             Frankfurt am Main,                Tel.: (212) 848-4000
        Federal Republic of Germany
         Tel.: 011-49-69-9711-1000


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
               TITLE OF SECURITIES TO BE         AMOUNT TO       PROPOSED           PROPOSED         AMOUNT OF
                       REGISTERED                    BE           MAXIMUM            MAXIMUM        REGISTRATION
                                                REGISTERED     OFFERING PRICE       AGGREGATE            FEE
                                                                PER SHARE (2)     OFFERING PRICE
-------------------------------------------------------------------------------------------------------------------
Ordinary Bearer Shares of Registrant (1)
-------------------------------------------------------------------------------------------------------------------
SGL CARBON Aktiengesellschaft Stock               151,500          $13.74            $2,081,610        $168.40
                                             ----------------------------------------------------------------------
Option Plan                                       198,500          $36.54            $7,253,190        $586.78
-------------------------------------------------------------------------------------------------------------------
SGL CARBON Aktiengesellschaft Share                50,000          $13.74              $687,000         $55.58
Plan Regarding Matching Shares
-------------------------------------------------------------------------------------------------------------------
                         TOTAL                    400,000                           $10,021,800        $810.76
===================================================================================================================


   (1) This registration statement on Form S-8 (this "REGISTRATION STATEMENT") shall also cover any additional shares of SGL Corporation's (the "REGISTRANT") Ordinary Bearer Shares, no par value (the "ORDINARY SHARES"), which become issuable under either the SGL CARBON Aktiengesellschaft Stock Option Plan (the "OPTION PLAN") or SGL CARBON Aktiengesellschaft Share Plan Regarding Matching Shares (the "MATCHING SHARES PLAN", together with the Option Plan, the "PLANS") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.


   (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of determining the registration fee. Estimate based on the average of the high and low prices of the Ordinary Shares reported on the Frankfurt Stock Exchange on April 11, 2003, except that stock options to purchase 198,500 Ordinary Shares at an average fixed price of US$36.54 have been granted under the Option Plan as of this date of this Registration Statement. For purposes of calculating the filing fee, the offering price per share and closing price of the Ordinary Shares has been converted from euro to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in euro as certified for customs purposes by the Federal Reserve Bank on April 11, 2003.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with the "Note" to Part I of Form S-8 and Rule 428 of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------
            The following documents filed with the Commission are incorporated by reference as of their respective dates into this Registration Statement and shall be deemed a part hereof:

            (i) the Registrant's Annual Report on Form 20-F, filed with the Commission on April 14, 2003 (No. 001-14398); and

            (ii) the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 17, 1996 (No. 001-14398), which incorporates by reference the Registrant's Registration Statement on Form F-1, filed with the Commission on May 17, 1996 (No. 333-04824), which includes a description of the Ordinary Shares of the Registrant.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.
         --------------------------
         Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------
         The legal opinion attached to this Registration Statement as Exhibit 5 was issued by Helmut Muehlbradt. Mr. Muehlbradt is General Counsel of the Registrant. Mr. Muehlbradt beneficially owns, or has the right to acquire under the Plans, an aggregate of less than 1% of the Registrant's Ordinary Shares.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------
         The laws of Germany make no provision for indemnification of directors and officers. The Registrant has liability insurance for all present, future or retired general managers, members of the Board of Management, members of the Supervisory Board and members of the Advisory Boards of the Registrant or any of its subsidiaries, including insurance against liabilities arising under the Securities Act.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------
         Not applicable.


Item 8.  EXHIBITS.
         ---------
         See Exhibit list on page 9 of this Registration Statement.

Item 9.  UNDERTAKINGS.
         -------------
            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wiesbaden, Germany on this 17 day of April, 2003.

                                    SGL CARBON AKTIENGESELLSCHAFT


                                    By:    /s/ Dr. Bruno Toniolo
                                       -------------------------------------
                                    Name:  Dr. Bruno Toniolo
                                    Title: Chief Financial Officer, Member of
                                           the Board of Management


                                    By:    /s/ Helmut Muehlbradt
                                       --------------------------------------
                                    Name:  Helmut Muehlbradt
                                    Title: General Counsel

            KNOW ALL MEN BY THESE PRESENT, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Helmut Muehlbradt and Branka Koren as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration Statement has been signed by the following persons in the capacities indicated as of the 17 day of April, 2003.



Signature                                          Capacity
---------                                          --------

/s/  Robert J. Koehler
---------------------------
Robert J. Koehler             Chief Executive Officer, Chairman of the Board of Management



/s/  Dr. Bruno Toniolo
---------------------------
Dr. Bruno Toniolo             Chief Financial Officer, Member of the Board of Management



/s/  Theodore H. Breyer
---------------------------
Theodore H. Breyer            Member of the Board of Management



/s/  Dr. Hariolf Kottmann
----------------------------
Dr. Hariolf Kottmann          Member of the Board of Management



/s/  Dr. Klaus Warning
----------------------------
Dr. Klaus Warning             Member of the Board of Management


            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

            Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Registration Statement or amendment thereto in Charlotte, North Carolina, on April 17, 2003.

                                            SGL CARBON LLC

                                            By:    /s/  Peter Hoffman
                                                   ----------------------------
                                                   Name:  Peter Hoffman
                                                   Title: President

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 4.1      The Registrant's Articles of Incorporation (Satzung), as amended (incorporated herein by reference to the Registrant's
          Annual Report on Form 20-F, filed with the Commission on July 1, 2002 (No. 001-14398)).
4.2*      SGL CARBON Aktiengesellschaft Stock Option Plan (English Translation).
4.3*      SGL CARBON Aktiengesellschaft Share Plan Regarding Matching Shares.
 5*       Opinion of Helmut Muhlbradt, General Counsel of the Registrant, regarding the legality of securities being offered hereby.
23.1*     Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, Wirtschaftspruefungsgesellschaft, independent accountants.
23.2*     Consent of BDO Deutsche Warentreuhand Aktiengesellschaft Wirtschaftspruefungsgesellschaft, Munich, independent accountants.
23.3*     Consent of Helmut Muhlbradt, General Counsel of the Registrant (contained in Exhibit 5).
24.1*     Powers of Attorney (included on signature page to this Registration Statement).

________________________

* Filed herewith.